Exhibit 99.1

First National Corporation Announces 40% Increase in First Quarter Net Income

STRASBURG, Va., April 26, 2017 --- First National Corporation (the "Company" or "First National") (OTC: FXNC) today reported net income of $1.5 million and earnings per share of $0.31 for the first quarter ended March 31, 2017. This was a $444 thousand increase when compared to earnings for the first quarter of 2016, which totaled $1.1 million or $0.22 per share. The increase in net income resulted primarily from a $366 thousand decrease in noninterest expenses and a $293 thousand increase in net interest income.

Select highlights for the first quarter of 2017:

	Net income increased 40% over first quarter of 2016

	Return on equity of 11.78%

	Return on average assets of 0.88%

	The net interest margin increased to 3.70%

	Compared to first quarter of 2016, the efficiency ratio improved to 69.52%, from 77.32%

	Noninterest expenses decreased $366 thousand, or 6%

	Net interest income increased $293 thousand, or 5%

	Assets-per-employee increased to $4.6 million, compared to $3.8 million at March 31, 2016

"We are pleased with the performance in the first quarter of 2017 as the Company benefited from higher loan balances and expense reductions compared to last year's first quarter. The results included a 40% increase in net income, a respectable net interest margin of 3.70%, and a significant improvement in the efficiency ratio," said Scott Harvard, president and chief executive officer of First National. Harvard added, "Loan growth drove a higher net interest margin and higher interest income on loans. Non-maturity deposit growth helped fund loans and we remain focused on deepening relationships to drive continued loan and deposit growth. We are also pleased with the substantial improvements in productivity, as demonstrated by the assets-per-employee ratio, which reached $4.6 million at the end of the quarter."

BALANCE SHEET

Total assets of First National increased $11.3 million during the quarter to $727.3 million at March 31, 2017, and increased $26.3 million compared to one year ago.  Loans, net of the allowance for loan losses, increased $11.6 million during the quarter to $492.3 million, and increased $43.8 million, or 10%, compared to March 31, 2016. The total of securities and interest-bearing deposits in banks was unchanged during the quarter at $180.9 million, and decreased $13.9 million compared to one year ago.

Total deposits increased $9.2 million during the quarter to $654.8 million, and were $21.7 million higher than total deposits at March 31, 2016. When comparing the composition of the deposit portfolio at March 31, 2017 to one year ago, noninterest-bearing demand deposits increased from 26% to 27% of total deposits, while time deposits decreased from 22% to 19%.

Shareholders' equity totaled $54.0 million at March 31, 2017 compared to $47.7 million one year ago. Tangible common equity totaled $52.6 million at the end of the first quarter, compared to $45.6 million at March 31, 2016. The Company exceeded its target regulatory capital ratios at the end of the quarter.

NET INTEREST INCOME

Net interest income increased $293 thousand, or 5%, to $6.0 million for the quarter, compared to $5.7 million for the same period of 2016.

Total interest income increased $341 thousand, or 6%, to $6.5 million for the quarter, compared to the same period of 2016. The increase resulted from higher average earning asset balances and a higher yield on total earning assets. Earning asset yields increased 10 basis points, primarily from a change in asset composition as average loan balances increased to 74% of average earning assets for the first quarter, up from 69% for the same period of 2016. While loan balances increased, the average balance of securities decreased to 22% of average earning assets, down from 26%, comparing the periods.

Total interest expense increased $48 thousand, or 10%, to $540 thousand for the quarter, compared to the same period of 2016.  The increase in interest expense resulted primarily from a 4 basis point increase in the cost of interest-bearing deposits.

NONINTEREST INCOME

Noninterest income was unchanged at $1.9 million for the quarter, compared to the same period of 2016. There were no significant changes in the noninterest income categories when comparing the periods.

NONINTEREST EXPENSE

Noninterest expense decreased $366 thousand, or 6%, to $5.8 million for the quarter, compared to the same period of 2016. Salaries and employee benefits expense decreased $202 thousand, or 6%, legal and professional fees decreased $114 thousand, or 37%, and occupancy expense decreased $57 thousand, or 13%.

Salaries and employee benefits decreased primarily from a decrease in salaries and wages, insurance expense, and retirement plan costs. A reduction in the number of employees had a favorable impact on each of these expense categories. Legal and professional fees decreased primarily from consulting expenses that were incurred from an efficiency initiative that occurred during the first quarter of 2016. The decrease in occupancy expense resulted primarily from lower repairs and maintenance expense when comparing the periods.

ASSET QUALITY/LOAN LOSS PROVISION

There was no provision for loan loss during the quarter. Net recoveries on loans previously charged-off offset the impact of loan growth on the general reserve during the period. Asset quality improved as nonperforming assets totaled $1.8 million, or 0.25% of total assets at March 31, 2017, which was an improvement when compared to $6.4 million, or 0.91% of total assets, one year ago. The allowance for loan losses totaled $5.5 million at March 31, 2017 and $5.5 million at March 31, 2016, representing 1.10% and 1.22% of total loans, respectively.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company's future operations and are generally identified by phrases such as "the Company expects," "the Company believes" or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (OTC: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, two loan production offices, a customer service center in a retirement community, and 14 bank branch office locations located throughout the Shenandoah Valley and central regions of Virginia. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management.  First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
Income Statement	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Interest income
Interest and fees on loans	$ 5,646	$ 5,556	$ 5,500	$ 5,370	$ 5,236
Interest on deposits in banks	61	55	73	62	48
Interest on securities	805	794	749	825	888
Dividends on restricted securities	20	21	20	21	19
Total interest income	$ 6,532	$ 6,426	$ 6,342	$ 6,278	$ 6,191
Interest expense
Interest on deposits	$ 383	$ 353	$ 338	$ 329	$ 333
Interest on federal funds purchased	-	-	-	-	3
Interest on subordinated debt	89	91	91	89	90
Interest on junior subordinated debt	68	69	65	64	61
Interest on other borrowings	-	-	1	-	5
Total interest expense	$ 540	$ 513	$ 495	$ 482	$ 492
Net interest income	$ 5,992	$ 5,913	$ 5,847	$ 5,796	$ 5,699
Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	$ 5,992	$ 5,913	$ 5,847	$ 5,796	$ 5,699
Noninterest income
Service charges on deposit accounts	$ 755	$ 877	$ 941	$ 914	$ 780
ATM and check card fees	501	505	529	515	488
Wealth management fees	347	353	339	334	336
Fees for other customer services	140	154	143	137	147
Income from bank owned life insurance	85	109	123	107	86
Net gains (losses) on sales of securities	-	(2)	4	-	6
Net gains on sale of loans	33	42	50	31	21
Other operating income	80	89	182	74	79
Total noninterest income	$ 1,941	$ 2,127	$ 2,311	$ 2,112	$ 1,943
Noninterest expense
Salaries and employee benefits	$ 3,242	$ 2,897	$ 3,183	$ 3,415	$ 3,444
Occupancy	367	364	380	365	424
Equipment	408	402	406	394	432
Marketing	136	210	125	120	107
Supplies	91	138	108	103	101
Legal and professional fees	197	238	179	156	311
ATM and check card fees	162	211	229	221	205
FDIC assessment	79	72	106	126	122
Bank franchise tax	104	90	89	90	103
Telecommunications expense	110	112	110	115	114
Data processing expense	150	159	160	146	128
Postage expense	61	56	56	57	69
Amortization expense	169	179	187	198	207
Other real estate owned expense (income), net	2	-	1	(49)	(72)
Net loss on disposal of premises and equipment	-	-	8	-	-
Other operating expense	473	507	526	426	422
Total noninterest expense	$ 5,751	$ 5,635	$ 5,853	$ 5,883	$ 6,117
Income before income taxes	$ 2,182	$ 2,405	$ 2,305	$ 2,025	$ 1,525
Income tax expense	639	724	611	592	426
Net income	$ 1,543	$ 1,681	$ 1,694	$ 1,433	$ 1,099

Common Share and Per Common Share Data
Net income, basic	$ 0.31	$ 0.34	$ 0.34	$ 0.29	$ 0.22
Weighted average shares, basic	4,935,421	4,927,728	4,925,753	4,924,702	4,920,315
Net income, diluted	$ 0.31	$ 0.34	$ 0.34	$ 0.29	$ 0.22
Weighted average shares, diluted	4,937,625	4,933,572	4,929,922	4,926,859	4,923,117
Shares outstanding at period end	4,940,766	4,929,403	4,926,546	4,925,599	4,924,539
Tangible book value at period end	$ 10.64	$ 10.26	$ 9.99	$ 9.61	$ 9.25
Cash dividends	$ 0.035	$ 0.03	$ 0.03	$ 0.03	$ 0.03

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Key Performance Ratios
Return on average assets	0.88%	0.94%	0.95%	0.82%	0.64%
Return on average equity	11.78%	13.04%	13.44%	11.90%	9.39%
Net interest margin	3.70%	3.60%	3.57%	3.62%	3.62%
Efficiency ratio (1)	69.52%	67.05%	68.57%	71.62%	77.32%

Average Balances
Average assets	$ 714,714	$ 711,834	$ 710,005	$ 705,707	$ 693,783
Average earning assets	667,358	664,156	661,798	654,709	643,531
Average shareholders' equity	53,132	51,295	50,160	48,443	47,066

Asset Quality
Loan charge-offs	$ 106	$ 337	$ 195	$ 136	$ 120
Loan recoveries	236	48	71	350	116
Net charge-offs (recoveries)	(130)	289	124	(214)	4
Non-accrual loans	1,596	1,520	3,521	4,057	4,258
Other real estate owned, net	250	250	250	442	2,112
Nonperforming assets	1,846	1,770	3,771	4,499	6,370
Loans 30 to 89 days past due, accruing	2,606	2,583	2,036	1,979	1,743
Loans over 90 days past due, accruing	119	116	59	11	124
Troubled debt restructurings, accruing	296	300	392	308	313
Special mention loans	12,896	13,073	14,238	13,392	13,796
Substandard loans, accruing	7,877	8,056	8,273	9,610	10,068

Capital Ratios (2)
Total capital	$ 67,264	$ 65,590	$ 65,759	$ 64,375	$ 62,440
Tier 1 capital	61,813	60,269	60,149	58,641	56,920
Common equity tier 1 capital	61,813	60,269	60,149	58,641	56,920
Total capital to risk-weighted assets	13.51%	13.47%	13.90%	13.66%	13.50%
Tier 1 capital to risk-weighted assets	12.41%	12.38%	12.72%	12.45%	12.30%
Common equity tier 1 capital to risk-weighted assets	12.41%	12.38%	12.72%	12.45%	12.30%
Leverage ratio	8.66%	8.48%	8.48%	8.33%	8.22%

Balance Sheet
Cash and due from banks	$ 10,593	$ 10,106	$ 8,955	$ 10,518	$ 10,250
Interest-bearing deposits in banks	35,246	30,986	47,902	40,225	29,077
Securities available for sale, at fair value	92,081	94,976	88,497	94,740	99,193
Securities held to maturity, at carrying value	51,999	53,398	55,263	57,401	64,963
Restricted securities, at cost	1,570	1,548	1,548	2,058	1,548
Loans held for sale	-	337	1,053	1,819	523
Loans, net of allowance for loan losses	492,319	480,746	465,224	459,812	448,556
Other real estate owned, net of valuation allowance	250	250	250	442	2,112
Premises and equipment, net	20,709	20,785	20,852	21,126	21,366
Accrued interest receivable	1,753	1,746	1,631	1,612	1,741
Bank owned life insurance	14,013	13,928	13,808	13,935	13,828
Core deposit intangibles, net	1,382	1,551	1,730	1,917	2,115
Other assets	5,381	5,643	5,959	5,743	5,771
Total assets	$ 727,296	$ 716,000	$ 712,672	$ 711,348	$ 701,043

Noninterest-bearing demand deposits	$ 173,963	$ 168,076	$ 168,204	$ 159,278	$ 161,783
Savings and interest-bearing demand deposits	353,958	349,067	340,884	337,589	334,599
Time deposits	126,848	128,427	131,654	133,479	136,736
Total deposits	$ 654,769	$ 645,570	$ 640,742	$ 630,346	$ 633,118
Other borrowings	-	-	-	12,000	-
Subordinated debt	4,934	4,930	4,926	4,921	4,917
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	4,336	4,070	6,742	5,544	6,029
Total liabilities	$ 673,318	$ 663,849	$ 661,689	$ 662,090	$ 653,343

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)

	(unaudited)
	For the Quarter Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016

Balance Sheet (continued)
Preferred stock	$ -	$ -	$ -	$ -	$ -
Common stock	6,176	6,162	6,158	6,157	6,156
Surplus	7,155	7,093	7,046	7,021	6,996
Retained earnings	41,126	39,756	38,223	36,676	35,391
Accumulated other comprehensive loss, net	(479)	(860)	(444)	(596)	(843)
Total shareholders' equity	$ 53,978	$ 52,151	$ 50,983	$ 49,258	$ 47,700
Total liabilities and shareholders' equity	$ 727,296	$ 716,000	$ 712,672	$ 711,348	$ 701,043

Loan Data
Mortgage loans on real estate:
Construction and land development	$ 36,024	$ 34,699	$ 34,518	$ 33,232	$ 31,505
Secured by farm land	676	688	695	706	931
Secured by 1-4 family residential	205,623	198,763	196,492	196,295	196,165
Other real estate loans	215,915	210,522	202,148	199,456	190,375
Loans to farmers (except those secured by real estate)	461	1,316	737	492	473
Commercial and industrial loans (except those secured by real estate)	28,731	28,665	25,114	24,229	23,742
Consumer installment loans	5,279	4,611	4,283	4,083	3,854
Deposit overdrafts	199	264	260	334	312
All other loans	4,862	6,539	6,587	6,719	6,719
Total loans	$ 497,770	$ 486,067	$ 470,834	$ 465,546	$ 454,076
Allowance for loan losses	(5,451)	(5,321)	(5,610)	(5,734)	(5,520)
Loans, net	$ 492,319	$ 480,746	$ 465,224	$ 459,812	$ 448,556

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$ 5,646	$ 5,556	$ 5,500	$ 5,370	$ 5,236
Interest income – investments and other	886	870	842	908	955
Interest expense – deposits	(383)	(353)	(338)	(329)	(333)
Interest expense – other borrowings	-	-	(1)	-	(5)
Interest expense – subordinated debt	(89)	(91)	(91)	(89)	(90)
Interest expense – junior subordinated debt	(68)	(69)	(65)	(64)	(61)
Interest expense – federal funds purchased	-	-	-	-	(3)
Total net interest income	$ 5,992	$ 5,913	$ 5,847	$ 5,796	$ 5,699
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$ 19	$ 25	$ 26	$ 25	$ 25
Tax benefit realized on non-taxable interest income – municipal securities	74	71	70	73	76
Total tax benefit realized on non-taxable interest income	$ 93	$ 96	$ 96	$ 98	$ 101
Total tax-equivalent net interest income	$ 6,085	$ 6,009	$ 5,943	$ 5,894	$ 5,800

 (1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense, amortization of intangibles, and gains and losses on disposal of premises and equipment by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains and losses on sales of securities.  Tax-equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 34%. See the tables above for tax-equivalent net interest income and reconciliations of net interest income to tax-equivalent net interest income.  The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency.  Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such.  Management believes, however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

(2) All capital ratios reported are for the Bank.

CONTACTS:

Scott C. Harvard	M. Shane Bell
President and CEO	Executive Vice President and CFO
(540) 465-9121	(540) 465-9121
sharvard@fbvirginia.com	sbell@fbvirginia.com